Exhibit 1.01

Cardinal Health, Inc.
Conflict Minerals Report
For the 2016 Reporting Period
Introduction
Cardinal Health, Inc. is a globally integrated healthcare services and products company that manages its business in two segments: Pharmaceutical and Medical. As used in this report, "Cardinal Health," "we," "our," "us," and similar pronouns refer to Cardinal Health, Inc. and its consolidated subsidiaries, unless the context requires otherwise.
Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the "Rule"), this Conflict Minerals Report describes, for the period from January 1, 2016 to December 31, 2016 (the "2016 reporting period"), the measures we have taken to conduct due diligence on the source and chain of custody of the conflict minerals contained in, and necessary to the functionality or production of, the products in our supply chain that we had reason to believe may have originated in the Democratic Republic of Congo or an adjoining country (collectively, the “covered countries”) and may not have come from recycled or scrap sources. Under the Rule, "conflict minerals" are defined as columbite-tantalite (coltan), cassiterite, gold, and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten.
Products Subject to this Report and Our Supply Chain
We assessed all product lines manufactured or contracted to be manufactured by us throughout our two segments in the 2016 reporting period to determine whether they potentially contained conflict minerals. Through the screening process, our product teams determined, to the best of their knowledge, that the following product lines manufactured or contracted to be manufactured by our Medical segment (collectively, the "in-scope products") contained conflict minerals and are subject to this report for the 2016 reporting period: radio frequency identification ("RFID") enabled inventory management cabinets and wands; ureteral stone retrieval devices; certain balloon catheters; and certain negative pressure wound therapy devices.
Our supply chains are complex and fragmented. As a “downstream” company, we are many tiers removed in the minerals supply chain from smelters and refiners (collectively, "SORs") that process the metals found in our products, with many intervening third parties between the original sources of conflict minerals and us. We, therefore, must rely on our direct suppliers, with which we have business relationships, to provide information regarding the sourcing of conflict minerals in our in-scope products. Our direct suppliers, in turn, are also downstream in the minerals supply chain and have similar challenges.
Reasonable Country of Origin Inquiry
We conducted a good faith reasonable country of origin inquiry ("RCOI") regarding the conflict minerals in materials, components, and finished goods supplied to us that relate to the in-scope products. The RCOI was designed to determine whether any of the conflict minerals originated in the covered countries and whether any of the conflict minerals may be from recycled or scrap sources.

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With the assistance of a third-party vendor (the “Vendor”) with expertise in supply chain due diligence, we engaged 15 suppliers to collect information regarding the presence and sourcing of conflict minerals in our in-scope products. These suppliers were asked to complete the Conflict Minerals Reporting Template (v.4.10 or higher) (the “CMRT”) and return it to the Vendor for assessment and management. The CMRT is an internationally-recognized, standardized reporting form developed by the Conflict-Free Sourcing Initiative (“CFSI”) that requests, among other things, information regarding the country of origin of conflict minerals and the SORs in the conflict minerals supply chain.

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The Vendor followed up with all unresponsive suppliers using both automated and personalized emails and offered assistance and further information about the requirements of the Rule and our expectations.

•	The Vendor identified and followed up on incomplete or contradictory answers in each CMRT submitted and encouraged suppliers to re-submit a valid form.

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Where suppliers identified a list of metals processors in their completed CMRTs, the Vendor verified whether the metals processors were actually SORs or recyclers of conflict minerals by comparing the alleged SOR names to CFSI’s Standard Smelter List. If a supplier indicated that a metals processor was certified as conflict-free, the Vendor also confirmed that the processor was listed on the CFSI's list of validated conflict-free SORs. Our suppliers identified a total 310 SORs verified to exist, of which 249 SORs are indicated as conflict-free by CFSI. Many of the CMRTs we received were prepared on a company or division-level basis, which did not allow us to identify which SORs actually processed the conflict minerals contained in our products.

•
The Vendor researched and reviewed mine information for the verified SORs to determine, to the best of its knowledge, the country of origin of the conflict minerals processed by those SORs. This information was also compared to the country of origin data available to members of CFSI.

Based on our RCOI, we have reason to believe that at least some of the conflict minerals contained in the in-scope products originated in the covered countries, and are not from recycled or scrap sources. Accordingly, we conducted due diligence on the source and chain of custody of these conflict minerals.
Due Diligence
The due diligence measures described below were designed to conform, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplements on 3T (tin, tantalum, and tungsten) and gold (the "OECD Guidance"). The OECD Guidance identifies five steps for due diligence that should be implemented and provides specific guidance with respect to each step. We developed our due diligence measures to address each of these five steps. These measures took into account the OECD Guidance’s recommendations for companies in the downstream segments of the supply chain, which typically are several tiers removed from, and have no direct relationships with, SORs.

1.	Company Management Systems
The Company has implemented a conflict minerals compliance program (the “Program”) with the following attributes:
Policy Statement
In 2015, we adopted a Conflict Minerals Policy (the "Policy"), which is available on our website at http://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html and which sets forth the expectation that our suppliers source materials from suppliers that also source responsibly, including from conflict-free mines in the covered countries.
Steering Committee
In 2015, we established a conflict minerals steering committee to provide cross-functional oversight for the Program, including representatives from sourcing, legal, quality and regulatory, finance, and internal audit. Our Executive Vice President, Global Sourcing is the executive leader of the steering committee. Steering committee members periodically report on Program developments and progress to our Chief Legal and Compliance Officer and to the Corporate Social Responsibility Subcommittee of our Disclosure Committee.
Control Systems and Supply Chain Transparency
As discussed above, in 2016, we engaged the Vendor to facilitate supplier engagement and assist us in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Program. With the assistance of the Vendor, we contacted and solicited information from our potential direct suppliers of conflict minerals using the CMRT.
To further strengthen the Program, in 2016, we became a member of CFSI, a cross-industry organization that provides resources, tools, and information to help companies source conflict-free minerals, including a list of confirmed SORs and CFSI’s Conflict-Free Smelter Program (the “CFSP”), which validates SORs as conflict-free based on independent third-party audits.
Our Policy encourages suppliers to adopt similar policies and management systems with respect to conflict minerals. It also asks that suppliers take reasonable, good faith steps toward assisting us in reporting on our conflict minerals supply chain and, over time, work to identify and supply materials to us that do not contain conflict minerals that directly or indirectly financed or benefited armed groups in the covered countries.
Our Vendor Code of Conduct, which we adopted in 2016 (the "Vendor Code of Conduct"), requires suppliers to comply with the Policy, including working with their suppliers to identify the source and chain of custody of any conflict minerals contained in their products. Suppliers must agree to cooperate with us in connection with any inquiries or due diligence that we choose to perform with respect to such conflict minerals.
The Vendor maintains records of product and supply chain information collected through the due diligence activities carried out under the Program. Documentation related to the annual CMRTs is retained for at least five years.

Supplier Engagement
In support of our Policy, we have incorporated conflict mineral provisions into the standard terms of our Medical segment's master distribution agreement template. Since most agreements have multi-year terms, it will take a number of years to integrate these provisions into our various supplier agreements as new supplier relationships are formed and existing suppliers renew their contracts. As discussed above, we also addressed conflict minerals in the Vendor Code of Conduct.
To ensure suppliers understand our expectations, we have, through the Vendor, provided video and written training on conflict minerals and the CMRT to suppliers of in-scope products. This training includes instructions on completing the CMRT and one-on-one email and phone discussions with supplier personnel, as needed. As an improvement for this year's program, we utilized the Vendor's on-line learning management system and provided suppliers of in-scope products with access to on-line conflict minerals training courses. We encouraged all suppliers to complete these courses, and we tracked all training based on completion.
Grievance Mechanism
We have a dedicated email address for reporting questions or concerns relating to our Policy or Program to a Cardinal Health representative. In addition, we have a business conduct line that provides a mechanism for anyone to anonymously report conduct they know or believe is in violation of Cardinal Health guidelines or policies, including any concerns related to the conflict minerals supply chain.

2.	Risk Identification and Assessment
Risks are identified automatically in the Vendor's system based on criteria established for supplier responses, including the submission of a CMRT with incomplete or contradictory answers. These risks are addressed by the Vendor's staff, who contact the supplier, gather pertinent data, and perform an assessment of the supplier’s conflict minerals status. All risks are communicated to our conflict minerals steering committee and Chief Legal and Compliance Officer.
The Vendor attempted to match each verified SOR from the CMRT responses to lists of conflict-free SORs (i.e., SORs validated or certified as conflict-free under internationally-recognized programs such as the CFSP, the London Bullion Market Association Good Delivery program, and the Responsible Jewellery Council Chain-of-Custody Certification program). SORs classified as actively pursuing conflict-free status under the CFSP also were identified.
Each facility that meets the CFSI definition of a SOR of a conflict mineral was assigned a risk rating based on geographic proximity to the covered countries, Conflict-Free Smelter Program ("CFSP") audit status, and any known or plausible evidence of unethical or conflict sourcing. When SORs determined to be of higher risk were reported on a CMRT by one of the suppliers surveyed, we sought to mitigate risk by requesting, through the Vendor, that the supplier to take its own risk mitigation actions, including the submission of a product-specific CMRT to better identify the connection to products that they supply to us.
Additionally, we, through the Vendor, evaluated the strength of our suppliers' conflict minerals due diligence and supply chain control program, further assisting us in identifying supply chain risk. The criteria used to evaluate the program strength of our suppliers included whether the supplier has a conflict minerals policy, whether it has implemented due diligence measures for conflict-free sourcing, whether it verifies due diligence information from its suppliers, and whether its verification process includes corrective active management. If a supplier is determined to have a weak program as a result of this evaluation, it receives a communication from the Vendor informing it of this rating.

3.	Risk Response Strategy
Together with the Vendor, we have developed a strategy to respond to and assess risks identified in our supply chain. As the Program progresses, the Vendor or, if necessary, our supplier relationship managers make escalating contacts with suppliers that have not responded to our CMRT requests, and any suppliers that provided information on the CMRT at the company level are encouraged to re-submit at the product level.
We engage with our suppliers that we may have reason to believe are supplying us with conflict minerals from sources that may support conflict in the covered countries and encourage them to establish an alternative source of conflict minerals that does not support such conflict. We ensure that suppliers are provided with access to the proper training materials to understand the risks and to implement appropriate risk mitigation activities down through their own suppliers.
In addition, under our Vendor Code of Conduct, if we determine or believe at any time that a supplier has failed to comply with the standards set forth in the Vendor Code of Conduct, including those with respect to conflict minerals, we have the right to cease the purchase of the supplier's products and services without notice and without liability or obligation.

4.	Audit of Due Diligence Practices of SORs
We do not have a direct relationship with any SORs of conflict minerals and do not perform or direct audits of these entities within our supply chain. Instead, we support internationally-recognized assessment programs, such as the CFSP, that facilitate and confirm independent third-party audits of SORs’ supply chain due diligence practices, including through our membership in CFSI. Any SOR that has not been validated through such an audit or has been determined to be of higher risk receives a communication from the Vendor and from the CFSI to encourage the SOR to participate in a conflict-free assessment program such as the CFSP.

5.	Annual Reporting on Supply Chain Due Diligence
We report annually on our supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission. We have published our Conflict Minerals Report for the 2016 reporting period our website at http://www.cardinalhealth.com/en/about-us/corporate-citizenship/ethics-and-governance.html.
Due Diligence Results
Survey Results
For the 2016 reporting period, we received responses from approximately 93% of all surveyed suppliers.
Smelters and Refiners
Based on the above-described due diligence efforts, we do not have conclusive information regarding the country of origin of, or facilities used to process, the necessary conflict minerals in our in-scope products for the 2016 reporting period.
Although we requested information about SORs and country of origin from our suppliers at a product level, many of our supplier CMRT responses consisted of information at a company level. As a result, these suppliers provided information about SORs in their supply chains generally, and not just for the products or components supplied specifically to us. Thus, information we received from our suppliers may not be relevant to any of our products and may identify SORs that are not actually in our supply chain.
In addition, some suppliers indicated that they have not received information regarding their supply chains from all of their suppliers and, therefore, could not provide a comprehensive list of all SORs in their supply chains.
Set forth in Annex A is a list of SORs reported in supplier CMRTs for which country of origin sourcing is known or which have conflict-free (or actively seeking conflict-free) status, based on CFSI data as of May 8, 2017. As noted above, we are unable to determine whether any of the facilities listed in Annex A in fact processed conflict minerals contained in our in-scope products.
Based on CFSI’s country of origin data as of May 8, 2017, which is organized by risk-based categories, Annex B provides an aggregated list of the countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, in addition to recycled and scrap sources.
Cardinal Health's efforts to determine the mine or location of origin of the necessary conflict minerals in its products with the greatest possible specificity consisted of the implementation of the Program and due diligence measures described above in this Conflict Minerals Report.
Risk Mitigation Steps
We took the following actions to improve our Program following the filing of our Conflict Minerals Report for the period from January 1, 2015 to December 31, 2015:

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Improved Supplier Engagement. With the goal of increasing the response rate and quality of CMRT responses, including increasing the number of product-level CMRT responses, we engaged a Vendor, through which we reached out to suppliers, communicated our expectations under the Program, and offered education and training for suppliers. We also adopted a Vendor Code of Conduct that addresses conflict minerals and integrated expectations regarding the Program into new supplier contracts.

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Enhanced Due Diligence Processes. Working with a Vendor for the first time, we were able to utilize its expertise in supplier surveys and supply chain due diligence, taking into account improvements in broader industry practice.

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Supported Efforts to Encourage SOR Participation in Conflict-Free Validation Programs. We continued to participate as a member of CFSI to support programs like the CFSP that facilitate and validate independent third-party audits of SORs’ supply chain due diligence practices.

We will continue to monitor legislative and regulatory developments in this area and may modify our Program in response to these developments.
Forward-Looking Statements
This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, such as whether industry organizations and initiatives remain effective as a source of external support to us in the conflict minerals compliance process. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward-looking statements are not guarantees of future performance. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law. Subsequent events may affect our future determinations under the Rule.

ANNEX A
The following is a list of SORs reported in supplier CMRTs for which country of origin sourcing is known or which have conflict-free (or actively seeking conflict-free) status, based on CFSI data as of May 8, 2017. SORs that have been validated by CFSI to have conflict-free sourcing, or are in the process of being validated, are indicated by asterisk.
As explained in our Conflict Minerals Report, we are unable to determine whether any of the facilities listed in Annex A in fact processed conflict minerals in our in-scope products. As a result, the presence of a smelter on the list does not mean that our in-scope products necessarily contained conflict minerals processed by that smelter.

Mineral	Smelter Name	Smelter Location
Gold	Advanced Chemical Company*	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux S.A.*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN

Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals*	REPUBLIC OF KOREA
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV*	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.*	SWITZERLAND

Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION

Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VIETNAM
Tin	Elmet S.L.U.*	SPAIN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC*	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN

Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	REPUBLIC OF KOREA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

ANNEX B
Countries of Origin
Below is an aggregated list of countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, based on data available from CFSI as of May 8, 2017.

Angola	Laos
Argentina	Luxembourg
Australia	Madagascar
Austria	Malaysia
Belgium	Mongolia
Bolivia	Mozambique
Brazil	Myanmar
Burundi	Namibia
Cambodia	Netherlands
Canada	Nigeria
Central African Republic	Peru
Chile	Portugal
China	Russia
Colombia	Republic of Congo
Côte D'Ivoire	Rwanda
Czech Republic	Sierra Leone
Democratic Republic of Congo	Singapore
Djibouti	Slovakia
Ecuador	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Thailand
India	Tanzania
Indonesia	Uganda
Ireland	United Kingdom
Israel	United States
Japan	Vietnam
Kazakhstan	Zambia
Kenya	Zimbabwe

B-1